UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2004

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

KOGER EQUITY, INC.

(Former Name or Former Address, if Changed Since Last Reports)

Item 5. Other Events.

Effective July 1, 2004, Koger Equity, Inc. amended its articles of incorporation to change its name to “CRT Properties, Inc” (the “Company”). The name change and the related amendment to the articles of incorporation were previously approved and adopted by the holders of the Company’s Common Stock at the Annual Meeting held on June 3, 2004. As of July 1, 2004, the New York Stock Exchange ticker symbols for the Company’s Common Stock and Series A Preferred Stock are “CRO” and “CROPRA,” respectively. In connection with the name change, the Board of Directors for the Company adopted amended and restated articles of incorporation, attached hereto as Exhibit 3.1, and amended and restated by-laws, attached hereto as Exhibit 3.2. The only other change incorporated into the Company’s articles of incorporation or by-laws is the change in the address of the Company’s principal office to 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432.

Item 9. Regulation FD Disclosure.

Koger Equity, Inc. announced a name change to CRT Properties, Inc. effective on or about July 1, 2004, as more particularly described in its News Release, dated June 23, 2004, a copy of which is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

For more information on CRT Properties, Inc., contact the Company at 800-850-2037 or visit its website at www.crtproperties.com.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit Number	Description of Exhibits

3.1	Amended and Restated Articles of Incorporation of CRT Properties, Inc., dated June 22, 2004

3.2	CRT Properties, Inc. By-Laws, as Amended and Restated on June 22, 2004

99.1	Koger Equity, Inc. News Release, dated June 23, 2004.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: July 1, 2004	By:	/s/ Steven A. Abney
Steven A. Abney
		Title:	Vice President, Finance and Principal Accounting Officer

3

EXHIBIT INDEX

     The following designated exhibits are filed herewith:

Exhibit Number	Description of Exhibits

3.1	Amended and Restated Articles of Incorporation of CRT Properties, Inc., dated June 22, 2004

3.2	CRT Properties, Inc. By-Laws, as Amended and Restated on June 22, 2004

99.1	Koger Equity, Inc. News Release, dated June 23, 2004.

4